SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                       VENTURES-NATIONAL INCORPORATED
                       ------------------------------
          (Exact Name of Registrant as Specified in its Charter)

              UTAH                           87-0433444
              ----                           ----------
  (State or Other Jurisdiction         (IRS Employer ID No.)
  of incorporation or organization)

                     5525 SOUTH 900 EAST, SUITE 110
                       SALT LAKE CITY, UTAH 84117
                       --------------------------
               (Address of Principal Executive Offices)

                           (801) 262-8844
                           --------------
           (Issuer's Telephone Number, including Area Code)

                    EMPLOYEE CONSULTING AGREEMENTS
                    ------------------------------
                       (Full Title of the Plan)

                           John Winchester
                     5525 South 900 East, Suite 110
                       Salt Lake City, Utah 84117
                        --------------------------
                (Name and Address of Agent for Service)

                            (801) 262-8844
                            --------------
      (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee
-----------------------------------------------------------------------------
$0.001 par
value common
voting stock        300,000(1)       $0.10        $30,000          $2.75(2)
-----------------------------------------------------------------------------

     (1) Includes 100,000 shares that were granted to an employee/consultant of a predecessor that is now a wholly-owned subsidiary of the Registrant pursuant to Rule 701 of the Securities and Exchange Commission and which issuance and written compensation agreement was adopted, ratified and approved by the Registrant on the acquisition of this subsidiary.

     (2) Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the exercise price of the options covering the underlying common stock to be issued under the Plans.

                                    PART I

Item 1.  Plan Information.
--------------------------

     Plan.
     -----

         A copy of the three Consulting Agreements, including the written compensation agreement between the subsidiary/predecessor of the Registrant (the "Plans"), are attached hereto and incorporated herein by reference.

Item 2.  Registrant Information and Employee Plans Annual Information.
----------------------------------------------------------------------

     Available Information.
     ----------------------

         Copies of the Plans, 10-KSB Annual Report of the Registrant for the year ended June 30, 2002, all 10-QSB Quarterly Reports and any Current Reports filed with the Securities and Exchange Commission (the "Commission") during the past twelve months have been provided to the Plans' participants.

         The Registrant also undertakes to furnish, without charge, to such participants or person purchasing any of the securities registered hereby, copies of all of such documentation. Requests should be directed to John Winchester, President, at the address and telephone appearing on the Cover Page of this Registration Statement, or his successor.

           Additional information regarding the Registrant may be reviewed at the Commission's web site www.sec.gov, in the Edgar Archives.

                               PART II

            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

          The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

          (a) The Registrant's 10-KSB Annual Report for the calendar year ended June 30, 2002, filed with the Commission on or about August 8, 2002;

          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for the past twelve months;

          (c)  Not applicable.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

          The Registrant is authorized to issue one class of securities, being comprised of $0.001 par value common voting stock.

          The holders of the $0.001 par value common stock of the Registrant have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights.
In the event of liquidation of the Registrant, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Item 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

          Branden T. Burningham, Esq., who has prepared this Registration Statement, the Plans and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, presently owns no shares of common stock of the Registrant and is not deemed to be an affiliate of the Registrant or a person associated with an affiliate of the Registrant.

Item 6.  Indemnification of Directors and Executive Officers.
-------------------------------------------------------------

     Section   16-10a-902(1)  of  the  Utah  Revised  Business  Corporation
Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

     Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.
Section 16-10a-907(1) extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which
he or she was a party against   reasonable   expenses  incurred  in
connection   therewith.   Section 16-10a-907(1) extends this protection to
officers of a corporation as well.

     Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902. Unless limited by the Articles of Incorporation, Section 16- 10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

     Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act,
Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

     None.

Item 8.  Exhibits.
------------------

Exhibit
Number
------

  5       Opinion regarding Legality

 23.1     Consent of Branden T. Burningham, Esq.

 23.2     Consent of Mantyla, McReynolds
          Certified Public Accountants

 99.1     Participants Letter

 99.2.1 Consulting Agreement with Jenson Services, Inc. and its principals, Employees and Legal Counsel

 99.2.2   Response Letter of Duane S. Jenson

 99.2.3   Response Letter of Jeffrey D. Jenson

 99.2.4   Response Letter of Travis T. Jenson

 99.2.5   Response Letter of Thomas J. Howells

 99.2.6   Response Letter of James P. Doolin

 99.2.7   Response Letter of Leonard W. Burningham, Esq.

 99.3     Consulting Agreement with Frank Crivello

 99.3.1   Response Letter of Frank Crivello

 99.4     Consulting Agreement with Robert Ciri

 99.4.1   Response Letter of Robert Ciri

 99.5     Certificate of Secretary/Resolutions of the Board of Directors

Item 9.  Undertakings.
----------------------

          The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                              REGISTRANT:

Date: 8/14/02                 By /s/ John Winchester
                              President and
                              Director


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons (who constitute all of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.


Date: 8/14/02                 By/s/ John Winchester
                              President and
                              Director

Date: 8/15/02                 By/s/ Tyler Despain
                              Vice President and
                              Director

Date: 8/15/02                 By/s/ Luke Bradley
                              Secretary and
                              Director

           Securities and Exchange Commission File No. 2-98075-D

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 EXHIBITS

                                    TO

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                      VENTURES-NATIONAL INCORPORATED

                               EXHIBIT INDEX


Exhibit
Number
-------

  5       Opinion regarding Legality

 23.1     Consent of Branden T. Burningham, Esq.

 23.2     Consent of Mantyla, McReynolds
          Certified Public Accountants

 99.1     Participants Letter

 99.2.1 Consulting Agreement with Jenson Services, Inc. and its principals, Employees and Legal Counsel

 99.2.2   Response Letter of Duane S. Jenson

 99.2.3   Response Letter of Jeffrey D. Jenson

 99.2.4   Response Letter of Travis T. Jenson

 99.2.5   Response Letter of Thomas J. Howells

 99.2.6   Response Letter of James P. Doolin

 99.2.7   Response Letter of Leonard W. Burningham, Esq.

 99.3     Consulting Agreement with Frank Crivello

 99.3.1   Response Letter of Frank Crivello

 99.4     Consulting Agreement with Robert Ciri

 99.4.1   Response Letter of Robert Ciri

 99.5     Certificate of Secretary/Resolutions of the Board of Directors